UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________

Form 8-K

_______________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

April 15, 2005

Boots & Coots
International Well Control, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-13817

Delaware	11-2908692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11615 N. Houston Rosslyn	77086
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

281-931-8884
(Registrant's telephone number, including area code)

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2005, Boots & Coots International Well Control, Inc., a Delaware corporation (the "Company"), hired Dewitt H. Edwards as its Senior Vice President, Finance and Administration.

Mr. Edwards will serve as the Company's Principal Financial Officer and his primary responsibilities will consist of all corporate financial functions including accounting, planning and SEC reporting, as well as responsibility for all administrative functions including legal, risk management and employee benefits. Mr. Edwards replaces Kevin Johnson as Senior Vice President, Finance. Mr. Johnson will remain with the Company as Vice President, Accounting.

Mr. Edwards will initially receive an annual salary of $187,000. In addition, he will receive an annual automobile allowance of $12,000. As an employee of the Company, Mr. Edwards will have the option to participate in the Company's medical and dental benefits programs, as well as its stock option and bonus plans.

During the past two years, Mr. Edwards has served as a consultant to the Company. He had been engaged to work on initiatives to refinance the Company's debt and improve its overall capital structure and liquidity. Mr. Edwards was previously employed by the Company as its Executive Vice President from September 1998 through May 2002. Prior to that, Mr. Edwards was employed by Halliburton Energy Services for 19 years where he served in positions of increasing authority, including Mid Continent Area Manager and North America Resource Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

By:	/s/ JERRY WINCHESTER
Jerry Winchester
Chief Executive Officer

Date: April 15, 2005